EXHIBIT 10.19
                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______________, ______ between OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and
______________________________________(the "Executive").

                              STATEMENT OF PURPOSE

           The Company considers sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. Although the Company knows of no change in control of the Company which is being contemplated, the Company recognizes that a future change in control is always possible and this possibility creates uncertainty and insecurity among members of management. The Company believes that appropriate measures should be taken to reinforce the dedication of key members of management and to provide them with a greater sense of security so that they will be encouraged to remain in the employ of the Company. The Company also believes that it is in the best interests of the Company and its stockholders that appropriate measures be taken to assure the neutrality of management in analyzing a potential change in control and the options available to the Company and to preserve continuity in corporate management and operations in the event of a change in control.

           NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Executive hereby agree as follows:

           1.        Operation of Agreement.

                     (a) This Agreement shall be effective upon its execution, but anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions, except its renewal provision, shall be operative unless and until there has been a Change in Control of the Company, as defined in Subsection 1(c) below and subject to the provisions of Subsection 1(d) below (regarding action by a majority of the Incumbent Board to modify or terminate this Agreement up to 30 days following a Change in Control).

                     (b) If no Change in Control of the Company has occurred on or before the close of business on December 31, 2001, this Agreement shall thereupon expire; provided, however, the parties by their written mutual assent may extend said date on which this Agreement shall expire.

                     (c) A "Change in Control" shall be deemed to have occurred if any of the following events shall have occurred:

           (i) any corporation, other person or "Group" (as defined below) becomes the "Beneficial Owner" (as defined below) of more than 25% of the Company's outstanding Common Stock; or

           (ii) the Company's outstanding Common Stock (x) is held of record by less than 300 persons or (y) is neither listed on a national securities exchange nor authorized to be quoted on an inter-dealer quotation system of a registered national securities association.

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For purposes of this definition of Change in Control, the following terms shall have the following meanings:

           "Beneficial Owner" shall have the meaning which that term is given in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Act").

           "Group" shall mean persons who act in concert as described in Section 14(d)(2) of the Act.

                     (d) Notwithstanding any provision of this Agreement to the contrary, at any time up to thirty (30) days following the date of a Change in Control, the Board of Directors may, in its sole and exclusive discretion with approval of at least a majority of the "Incumbent Board" (as defined below), terminate this Agreement or make any modifications to the terms and provisions of this Agreement (including without limitation causing the Agreement to not apply with respect to the given Change in Control or reducing the amount of benefits described herein) without the consent of Executive. For purposes hereof, "Incumbent Board" shall mean the group of individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company; provided, however, that any individual who becomes a director subsequent to the date of this Agreement and whose election, or whose nomination for election by the Company's shareholders, to the Board of Directors was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a Nominating Committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer.

           2.        Employment; Period of Employment.

                     (a) The Company agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period set forth in Subsection 2(b) below (the "Period of Employment") in the position and with the duties and responsibilities set forth in Section 3 below, subject to the other terms and conditions of this Agreement.

                     (b) The Period of Employment shall commence on the date of any Change in Control and, subject only to the Executive's death or termination of employment by the Company for "Cause" or "Disability" or by the Executive for "Good Reason" (as defined in Section 4), shall continue until the close of business on the later of (i) that date two years after the date on which the Change in Control occurred or (ii) the expiration date under Subsection 1(b), taking into account any extensions of said expiration date.

           3.        Position, Duties, and Responsibilities.

                     (a) During the Period of Employment, the Executive shall continue to serve as an officer of the Company, either (i) with substantially the same offices, titles, duties and responsibilities as the Executive had immediately prior to the Change in Control or (ii) with a higher office with titles, duties and responsibilities commensurate with such higher office.

                     (b) During the Period of Employment, the Executive shall devote his full-time efforts during normal business hours to the business and affairs of the Company, except reasonable

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vacation periods and periods of illness or incapacity, but nothing in this
Agreement shall preclude the Executive from devoting reasonable time to serving as a director or member of a committee of one or more organizations (business, charitable, civic, religious or otherwise) involving no conflict with the interests of the Company.

           4. Termination Following Change in Control. If, after a Change in Control of the Company has occurred, the Company shall terminate the Executive's employment other than because of his death or for Disability or Cause or if the Executive shall terminate his employment for Good Reason, the Executive shall be entitled to all of the benefits and payments provided in Section 5 below, subject to the provisions of Subsection 1(d) above.

                     (a) Disability. Termination based on "Disability" shall mean termination because of the Executive's absence due to physical or mental illness from his duties with the Company on a full-time basis for 150 consecutive business days unless within 30 days after Notice of Termination (as defined in Subsection 4(d) below) is given following such absence, the Executive shall return to the full-time performance of his duties.

                     (b) Cause. Termination shall be deemed to have been for Cause only if termination shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result in substantial gain or personal enrichment at the expense of the Company, or if there has been a willful and substantial breach by the Executive of the provisions of Subsection 3(b) above, and such breach has caused substantial injury to the Company. In no event shall the Executive's termination by the Company be considered to have been for Cause if such termination took place as a result of (i) the Executive's bad judgment or negligence or (ii) any act or omission without intent of gaining a profit to which the Executive was not legally entitled or (iii) any act or omission believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company.

                     (c) Good Reason.  "Good Reason" shall mean

                               (i) the assignment to the Executive of any duties
                     inconsistent with his duties described in Subsection 3(a) above or any removal of the Executive from or any failure to re-elect the Executive to his positions described in Subsection 3(a) above, except in connection with promotions to higher office;

                               (ii) a reduction by the Company in the
                     Executive's base salary as in effect immediately prior to the Change in Control;

                               (iii) the failure by the Company to maintain and
                     to continue the Executive's participation in the Company's benefit or compensation plans as in effect immediately prior to the Change in Control (including but not limited to bonus and incentive compensation plans, stock option, bonus, award and purchase plans, life insurance, medical, health and accident, and disability plans); or the taking of any action by the Company which would adversely affect the Executive's participation in or reduce the Executive's benefits under any of such plans or deprive the Executive of any fringe benefit he enjoyed immediately prior to the Change in Control; or the failure to provide the Executive with the number of paid vacation days to which he was entitled under the Company's normal vacation policy in effect immediately prior to the Change in Control;

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                               (iv) the relocation of the Executive's office to
                     anywhere other than a location within 100 miles of Greensboro, North Carolina or the Company's requiring the Executive to be based anywhere other than within 100 miles of Greensboro, North Carolina (or such other location as shall be the location of the Executive's office immediately prior to the Change in Control) except for required travel on the Company's business to an extent consistent with the Executive's business travel obligations immediately prior to the Change in Control; or

                               (v) the failure by the Company to obtain the
                     assumption of this Agreement by any successor as contemplated in Section 7 below.

                     (d) Any termination of the Executive's employment, unless because of death, shall be communicated by written Notice of Termination to the other party. In the event of termination of employment by the Company for Cause or Disability or by the Executive for Good Reason, the Notice of Termination shall state the specific ground for termination (Cause, Disability or Good Reason) and set forth in reasonable detail the facts and circumstances claimed to provide a basis for the specified ground of termination.

                     (e) "Termination Date" shall mean (i) if the Executive's employment is terminated due to death, the Executive's date of death, (ii) if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty day period), (iii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

           5.        Benefits.

                     (a) If the Company shall terminate the Executive's employment other than because of his death or for Disability or Cause, or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive and provide him, his dependents, beneficiaries and estate, with the following;

                               (i) The Company shall pay the Executive his full
                     base salary through the Termination Date at the higher of the rate in effect when Notice of Termination is given or the rate in effect one year prior to such date, plus credit for any vacation earned but not taken. The Executive's full base salary shall be paid at the times normally scheduled for payment of the salaries of key members of management; provided, however, that all of such salary shall be paid not later than Termination Date.

                               (ii) The Company shall pay the Executive a lump
                     sum payment equal to two times the highest annual compensation (including base salary, incentive compensation and monetary bonus or similar award) paid or payable to the Executive by the Company for any of the three fiscal years ended immediately prior to the Termination Date. This lump sum payment shall be due and payable on the 10th business day after the Termination Date and bear interest from the Termination Date until paid at then current prime rate of interest of First Union National Bank.

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                               (iii) The Company shall pay all legal fees and
                     expenses which the Executive may incur as a result of the Company's contesting the validity or enforceability of this Agreement, or as a result of the Company's failure to make timely payment of any sum due to the Executive hereunder.

                     (b) The Executive shall not be required to mitigate the benefits or amounts of any payment provided for in this
Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination, or otherwise.

           6. Options. Subject to the provisions of Subsection 1(d) above, all of the Executive's outstanding stock options shall become exercisable in full on the date of a Change in Control of the Company, whether or not the stock options were exercisable on such date.

           7.        Successors; Binding Agreement.

                     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Paragraph 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

           8. Notices. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United Stated registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:
                                                   --------------------------
                                                   Post Office Box 7386
                                                   Greensboro, North Carolina
                                                   27417-0386

           If to the Company:
                                                   --------------------------
                                                   Oakwood Homes Corporation
                                                   Post Office Box 7386
                                                   Greensboro, North Carolina
                                                   27417-0386
                                                   Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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           9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of North Carolina.

           10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any prior or subsequent breach. No agreements or representations, oral or otherwise, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

           11. Separability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

           13. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

           14. Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 7 above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

           15. Arbitration; Fees.

                     (a) Any disputes between the Company and the Executive concerning this Agreement will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a panel of three arbitrators, one selected by the Executive, one selected by the Company and the other selected by the two so chosen. Judgment upon the arbitration award rendered by the arbitrators shall be binding and conclusive and may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the Company.

                     (b) In the event that the Executive receives an arbitration award pursuant to subsection (a) above, the Company shall, within thirty (30) days after the presentation of proper receipts or invoices therefor, reimburse the Executive the reasonable fees and disbursements of counsel incurred in connection of any amounts awarded the Executive pursuant thereto.

           16. Termination of Pre-Existing Employment Agreement. The Company and the Executive hereby acknowledge and agree that this Agreement replaces any employment agreement previously entered into between the Company and the Executive, and that any rights granted under any such pre-existing employment agreement are hereby terminated and of no further force and effect.

                            [SIGNATURES ON NEXT PAGE]

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           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                    OAKWOOD HOMES CORPORATION

ATTEST:                             By:
                                         -----------------------------
                                         Nicholas J. St. George,
                                         Chairman and Chief Executive
----------------------------             Officer


                                         EXECUTIVE:

                                                                         [SEAL]
                                         --------------------------------
                                         [Name]


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